PetLife Pharmaceuticals is Pleased to Showcase its New “Vitalzul™ Information Video” along with a Corporate Update

Oct 10, 2016

OTC Disclosure & News Service

Hancock, MD, Oct. 10, 2016 (GLOBE NEWSWIRE) -- PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, is pleased to provide a detailed information video on Vitalzul™.

PetLife is excited to release its new Vitalzul™, Organic Health for Pets video: https://youtu.be/aaIDk-ufjgk (YouTube version) and https://goo.gl/B9aEGd (Dropbox version)

The Vitalzul™ video includes testimonials, veterinarian discussions of the treatment process by Dr. Mitchell, PetLife’s VP of Veterinary Affairs, and a discussion by Dr. Salvagno, CEO of PetLife Pharmaceuticals. The video highlights the urgency in addressing this cancer epidemic in pets and the lack of affordable solutions available in the market today. Vitalzul™ hopes to address this need globally by providing an affordable, natural solution for our companion pets with no known negative side effects. In America alone, an estimated 11,000,000 pet owners chose euthanasia last year over a costly and toxic oncological treatment regiment. The toxicity of conventional drugs like chemotherapy may kill the pet before the cancer.

“I am excited to be part of PetLife and Vitalzul™’s product development and testing. The results we are seeing with our patients are fantastic. Now that pre-INAD studies have begun, we are on our way towards FDA/CVM submission” stated Dr Mitchell, PetLife’s VP of Veterinary Affairs.

In preparation for the FDA/CVM process, the company has retained the services of InnoVision Therapeutics, a seasoned company, whose principals have decades of success in successfully registering a variety of drugs with the FDA/CVM. They will be navigating the pathway through the FDA/CVM registration process for PetLife’s leading drug Vitalzul™. In addition, Petlife Pharmaceuticals has rebranded the drug and changed the name from Escozine to Vitalzul™. Last week, management completed the restructuring of PetLife’s share structure, with the final step being the removal of the D designation. The designated symbol on the OTCQB is PTLF.

Petlife’s 506 Private Placement Memorandum is available only to accredited investors.

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology -- with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Investor Relations:

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